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                                                                     Exhibit 5.1
                                                                     -----------


                        Testa, Hurwitz & Thibeault, LLP
                      125 High Street, High Street Tower
                          Boston, Massachusetts 02110


                                January 7, 1997

Cytyc Corporation
85 Swanson Road
Boxborough, MA 01719

     RE:  Registration Statement on Form S-1
          Relating to 3,450,000 shares of Common Stock
          --------------------------------------------

Dear Sir or Madam:

     This opinion relates to an aggregate of 3,450,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Cytyc Corporation (the "Company"), which are the subject matter of a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 7, 1997 (the "Registration Statement").

     The 3,450,000 shares of Common Stock covered by the Registration Statement consist of 2,000,000 shares being sold by the Company, 1,000,000 shares being sold by certain selling stockholders (the "Selling Stockholders") and an additional 450,000 shares subject to an over-allotment option granted by the Company to the underwriters named in the prospectus (the "Prospectus") included in the Registration Statement.

     Based upon such investigation as we have deemed necessary, we are of the opinion that the shares of Common Stock being sold by the Selling Stockholders have been legally issued and are fully paid and nonassessable and that when the shares of Common Stock to be sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Legal Matters."


                                       Very truly yours,

                                       /s/ Testa, Hurwitz & Thibeault, LLP

                                       Testa, Hurwitz & Thibeault, LLP